Financial Statements

Future Now, Inc. and Subsidiary
(expressed in US dollars)
December 31, 2006 and 2005

[LETTERHEAD OF ROSENBERG RICH BAKER BERMAN & COMPANY]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Future Now, Inc. and Subsidiary

We have audited the accompanying balance sheets of Future Now, Inc and Subsidiary as of December 31, 2006, and 2005, and the related statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Future Now, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Co.
September 24, 2007
Bridgewater, NJ

FUTURE NOW, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 & 2005

	Dec 31, 2006	Dec 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$264,113	$311,967
Accounts receivable, net	104,000	130,959
Note receivable	-	7,100
Income tax receivable	13,253	-
TOTAL CURRENT ASSETS	381,366	450,026

Other assets	5,881	11,288
Deferred tax asset	28,348	81,631
TOTAL ASSETS	$415,595	$542,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$49,306	$246,927
Deferred revenue	27,511	-
Income tax payable	-	15,576
TOTAL CURRENT LIABILITIES	76,817	262,503

Deferred licensing fees	36,905	44,048
TOTAL LIABILITIES	113,722	306,551

Minority interest in subsidiary	-	219,919

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Subscription receivable	(800)	(1,360)
Common stock, $.001 par value, 10,000,000 shares authorized, 4,800,000 and 4,000,000 shares issued and outstanding as of December 31, 2006 and 2005, respectively	4,800	4,000
Additional paid-in capital	218,114	-
Retained earnings	79,759	13,835
TOTAL STOCKHOLDERS’ EQUITY	301,873	16,475
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$415,595	$542,945

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Twelve Months Ended Dec 31,
Revenues:
Custom Consulting	$716,747	$888,193
Productized consulting	464,000	132,800
Licensing and training	238,242	143,569
Product and content sales	108,650	42,997
Total Revenues	1,527,639	1,207,559
Cost of Revenues	601,379	501,147
Gross Profit	926,260	706,412

Operating expenses:
Marketing and sales	6,421	-
General and administrative	760,728	580,733
Total operating expenses	767,149	580,733

Net operating income	159,111	125,679

Other (income) expenses
Interest (income) expense	(4,241)	(3,365)
Other (income) expense	1,722	96
Publishing and book promotion, net of sales	40,038	76,378
Total operating expenses	37,518	73,109

Minority interest in income of consolidated subsidiary	-	2,261

Income before taxes	121,593	54,831
Income tax	55,669	18,232

Net income	$65,924	$36,599

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock		Common		Paid-In Capital	Sub Rec’d	Retained Earnings (Deficit)	Stockholders’ Equity (Deficit)
	Shares	Par Value	Shares	Par Value
Balance December 31, 2004	-	-	4,000,000	$4,000	$-	$(1,360)	$(22,764)	$(20,124)

Net Income for Period	-	-	-	-	-	-	36,599	36,599

Balance December 31, 2005	-	-	4,000,000	$4,000	$-	$(1,360)	$13,835	$16,475

Share Exchange	-	-	800,000	800	218,114	560	-	219,474

Net Income for Period	-	-	-	-	-	-	65,924	65,924

Balance, December 31, 2006	-	-	4,800,000	$4,800	$218,114	$(800)	$79,759	$301,873

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Twelve Months Ended Dec. 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$65,924	$36,599
Adjustments to reconcile net income (loss) to cash used in operating activities:
Change in deferred tax asset (liability)	53,283	(4,809)
Provision for doubtful accounts	(7,500)	(1,306)
Minority interest in subsidiaries	-	(2,261)

Change in operating assets and liabilities:
Accounts receivable	34,459	(28,193)
Other assets	(131)	12,179
Prepaid expenses	-	40,857
Income tax receivables/payable	(28,829)	4,701
Accounts payable and accrued expenses	(196,361)	(159,594)
Deferred revenue	27,511	(3,500)
Security deposit	5,538	(1,938)
Other Liabilities	(7,143)	3,191
Net cash used in operating activities	$(53,249)	$(104,074)

CASH FLOW FROM INVESTING ACTIVITIES:
Capitalization of Software, net of amortization	-	25,000
Proceeds from (issuance of) note receivable	7,100	(2,100)
Net cash provided by investing activities	$7,100	$22,900

CASH FLOW FROM FINANCING ACTIVITIES:
Dividend Payment	(1,705)	-
Net cash used in financing activities	$(1,705)	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(47,854)	(81,174)

CASH AND CASH EQUIVALENTS at beginning of period	311,967	393,141
CASH AND CASH EQUIVALENTS at end of period	$264,113	$311,967

Supplemental disclosure of cash flow information
Cash paid for:
Interest	-	-
Income taxes	32,961	23,042

Supplemental schedule of non-cash investing and financing activities
Issuance of 800,000 common shares for share exchange with minority interest shareholders of IPLG:
Common stock	800	-
Additional paid in capital	218,114	-
Subscription receivable	560	-

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company and Nature of Business

Future Now, Inc. (the “Company”), formed in 1997, is a widely recognized authority on optimizing online conversion rates, converting more online traffic into leads, subscriptions and sales. The Company’s proprietary Persuasion Architecture framework and supporting software suite (collectively, referred to as “MAP Tools”) provides clients “blueprints” to plan, measure and improve their online sales and marketing efforts. The Company believes that its MAP Tools represents the only truly accountable solution to three multi-billion dollar problems;

1.	Low customer conversion rates;

2.	High costs of customer acquisition; and

3.	Poor customer retention rates.

Through a rights contribution, technical cooperation and non-compete agreement (the “Rights Agreement”) dated as of October 3, 2003, the Company contributed its MAP Tools to its then majority owned subsidiary, Intellectual Property Licensing Group, Inc. (“IPLG”) (formerly, Persuasion Architecture, Inc.) in return for 3,250,000 shares of IPLG. Through the Rights Agreement, the Company assigned and transferred to IPLG all right, title and interest in any patent rights. Technology, improvement patent and all intellectual property rights related to MAP Tools (all collectively, “Intellectual Property”). The Company intends to maintain all its Intellectual Property in IPLG and licensing and perform training such through IPLG.

On December 29, 2006, the Company completed a share exchange (the “Share Exchange’) with IPLG whereby an additional 800,000 of the Company’s Common Stock was issued and allocated proportionately to the then existing shareholders of IPLG. As a result of the transaction, IPLG became a 100% owned subsidiary. IPLG holds the intellectual property rights to MAP Tools as well as will hold further intellectual property improvements and new developments. It is the intention of the Company to handle all its licensing related activities out of IPLG. As a result of the Share Exchange the Company re-classed the minority interest of $219,919 recorded on its balance sheet as of December 31, 2005 to paid in capital.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The consolidated financial statements of the Company have been prepared using accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Future Now, Inc. and its wholly owned subsidiary IPLG. All inter-company balances and transactions have been eliminated in the consolidated financial statements. As of December 31, 2005, the Company owned 3,250,000 shares of the total voting stock of IPLG of 4,810,000, representing an ownership percentage of 67.6%. As such, for the financial statement information presented for the year ended December 31, 2005 the Company reflected a minority owned interest in IPLG of $219,919 on the Balance Sheet.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, short-term marketable securities, long-term investments and trade accounts receivable. Although the Company deposits its cash with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

Revenue Recognition

The Company derives its revenue from the sale of products and services that it classifies into the following three categories: (1) professional services; including, custom & packaged consulting; (2) licensing, and (3) training and product sales. The Company has traditionally sold its services, products and licenses through customer referrals. The Company utilizes written contracts as the means to establish the terms and conditions upon which its products and services are sold to customers.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and related interpretations, SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 — Revenue Recognition. For arrangements outside the scope of SOP 97-2, the Company evaluates if multiple elements can be accounted for separately in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables.

Professional service revenues - Custom and Packaged Consulting Revenues

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and Statement of Position (“SOP”) 97-2, Software Revenue Recognition. The Company recognizes revenue when all of the following conditions are met:

• there is persuasive evidence of an arrangement;

• the service has been provided to the customer;

• the collection of the fees is reasonably assured; and

• the amount of fees to be paid by the customer is fixed or determinable.

The Company recognizes revenue resulting from professional services sold with licensing offerings (generally considered to be at the time of, or within 45 days of, sale of the licensing offering) over the term of the related professional services contract as these services are considered to be inseparable from the licensing service, and the Company has not yet established objective and reliable evidence of fair value for the undelivered element. Since the Company cannot allocate a fair value to the various elements of its contracts based on vendor-specific objective evidence, the Company recognizes revenue in accordance with contract accounting under the percentage-of-completion method. The professional service component of the monthly payment project are recognized as the services are performed. The Company recognizes revenues resulting from professional services sold separately from the licensing services as those professional services are performed.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Licensing and training revenues

The Company derives its licensing revenue from selling software and methodology licenses to customers. The Company does not provide custom software development services or create tailored products to sell to specific customers. The software licenses are sold with certain post-contract services, installation and training. As such, the combination of these products and services represent a “multiple-element” arrangement for revenue recognition purposes. Since the Company cannot allocate a fair value to the various elements of its contracts based on vendor-specific objective evidence, the Company recognizes revenue in accordance with contract accounting under the percentage-of-completion method.

Product and content sales

The Company derives its product and content revenue from book and Internet downloadable product sales. Such sales are recognized at the point of sale.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are comprised of money market funds. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable

The Company’s accounts receivable are derived from a large number of direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary. At December 31, 2006 and 2005, the allowance for potential credit losses was $7,500 and $15,000, respectively. The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates.

Deferred Revenues

Deferred revenues consist of billings or payments received in advance of revenue recognition for the Company’s professional services, licensing and training services described above and the Company recognizes them as revenue only when the revenue recognition criteria are met.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Software Development Costs

Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. The Company determines technological feasibility when a working model has been completed. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, until the product is available for general release. The Company has not capitalized any software development costs because technological feasibility has not been established for software being developed during the years ended December 31, 2006 and 2005.

Cost of Revenues

The Company’s cost of revenues primarily consists of personnel associated with the Company’s professional services as well as network operations.

Income Taxes

The Company provides for income taxes using the asset and liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credit and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of sufficient future taxable income during the period in which the deferred tax assets are recoverable. Management assesses the likelihood that the deferred tax assets will be recovered from future taxable income and whether a valuation allowance is required to reflect any uncertainty. Management has determined that no such valuation allowance was necessary as of December 31, 2006. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Future Accounting Requirements

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN No. 48 will be effective for the Company beginning January 1, 2007. The Company is in the process of determining the effect, if any, the adoption of FIN No. 48 will have on its financial statements.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In September 2006, the FASB issued SFAS No. 157 (“SFAS No. 157”), Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and requires additional disclosures about fair value measurements. The accounting provisions of SFAS No. 157 will be effective for the Company beginning January 1, 2008. The Company is in the process of determining the effect, if any, the adoption of SFAS No. 157 will have on its financial statements.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB No. 108 requires companies to quantify misstatements using both the balance sheet and income statement approaches to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the initial adoption is determined to be material, SAB No. 108 allows companies to record that effect as a cumulative effect adjustment to beginning-of-year retained earnings. The accounting provisions of SAB No. 108 became effective for the Company as of the end of its 2006 fiscal year. There was no impact to the Company’s financial statements as a result of the adoption of SAB No. 108.

Note 3. Stockholders’ Equity

Common Stock

The Company is authorized to issue up to 10,000,000 shares of common stock and 5,000,000 shares of preferred stock both with par value of $0.001. The Company had 4,800,000, and 4,000,000 shares of common stock issued and outstanding as of December 31, 2006 and 2005, respectively. As part of the Share Exchange the Company entered into an Escrow Agreement (the “Escrow Agreement”) with John Quarto-von Tivadar, its Chief Scientist whereby 209,216 shares of common stock were reserved for future issuance based upon certain annualized gross revenue achievements or a specified time period with the first time period of one year from the issuance date. As of December 31, 2006 no shares have been released under the Escrow Agreement.

Share Exchange between the Company and IPLG

On December 29, 2006, the Company complete the Share Exchange with it’s majority-owned subsidiary, IPLG and all the existing shareholders of IPLG. As part of the Share Exchange the shareholders of IPLG received on a pro-rata basis a total of 800,000 shares of the Company’s Common Stock for 100% of their IPLG Common or Preferred Stock then outstanding. As a result IPLG became a 100% owned subsidiary of the Company. As part of the Share Exchange the Company also entered into the Escrow Agreement description above.

Issuance of Series A Preferred Stock of IPLG

Pursuant to a confidential private placement memorandum dated June 14, 2004 whereby IPLG offered up to 1,500,000 shares of its 7% Cumulative Series A Redeemable Preferred Stock (the “Series A Stock”) and warrants to purchase an additional 750,000 shares (the “Warrants”), IPLG sold one unit totaling $50,000 to an investor (the “Investor”). As part of the sale, IPLG issued 100,000 shares of Series A Stock and 50,000 Warrants to the Investor. The private placement closed on August 9, 2004. The warrants are exercisable for a period of five years from the Issuance Date at $1.00 per share. As part of the Share Exchange complete in 2006, the Company issued the Investor 25,210 shares of its Common Stock in exchange for the Investor Series A Stock and the retirement of the Warrants. During 2006, a dividend payment on the Series A Stock was made of $1,705.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Private Common Stock and Warrant Purchase Agreement

Pursuant to a private common stock and warrant purchase agreement dated as of February 23, 2004 by and between IPLG and iProspect, Inc. (“iProspect”), IPLG sold to iProspect 100,000 (“iProspect Shares”) of newly issued Common Stock and Warrants to purchase 500,000 additional shares of Common Stock with an exercise price of $1.00 per share, expiring six months from the date of issuance. In consideration for the Common Stock and Warrants, iProspect paid $25,000 in new consideration, $25,000 in monies owed the Company and contributed $150,000 of professional service to IPLG, the Company or its affiliates. Through an agreement (the “License Agreement”) with iProspect entered into February 21, 2003, the Company granted iProspect the right to license or sell MAP Tools. The License Agreement was amended in 2003, with an approval by iProspect of the Rights Agreement, payment of certain licensing and training fees by iProspect and included a perpetual licensing agreement (the “Perpetual Licensing Agreement”) whereby IPLG would not enter into an agreement with any other search engine optimization, positioning or marketing firm or any agency, advertising agency or organization engage in such activities what-so ever (“Exclusivity Provision”). An amendment to the Perpetual Licensing Agreement dated February 23, 2004, was entered into whereby for the release of the Exclusivity Clause other than a few specifically identity companies, IPLG agreed to a reduction in the licensing, support and training fees (the “Amendment Agreement”). Pursuant to a quitclaim and renunciation of interest agreement made effective December 29, 2006, between iProspect, IPLG and the Company, the Amended Agreement was terminated, the iProspect Shares were returned to IPLG, IPLG agreed to terminate any further payments due, and as allowed iProspect to retain a royalty free, irrevocable, non-transferable and non-exclusive right to practice the CAS Process and some minor additional training which has been completed.

Note 4. Income Taxes

	Twelve Months Ended Dec 31
	2006	2005
Income before income taxes	121,593	54,831

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the provision for income taxes are as follows:

	Twelve Months Ended Dec 31
	2006	2005
Current
Federal	0	10,521
State & Local	1,186	6,106
Local	1,200	6,415
Total current tax provision	2,386	23,042

Deferred
Federal	46,623	(4,274)
State	6,660	(536)
Local	0	0
Total deferred tax provision(benefit)	53,283	(4,810)
Total tax provision	55,669	18,232

	Twelve Months Ended Dec 31
Temporary differences:	2006	2005

Deferred Tax Assets:
Net operating loss carry-forward	20,848	80,595
Allowance for doubtful accounts	7,500	1,036
Less: valuation allowance	0	0
Net deferred tax assets	28,348	81,631

Deferred tax liabilities:
Prepaid expenses	0	0
Equipment and property	0	0
Intangibles
Net deferred tax asset/(liability)	28,348	81,631

The Company had federal net operating loss carry forwards of approximately $71,407, and $207,000 as of December 31, 2006 and 2005, respectively. The Company had state net operating loss carry forwards of approximately $67,073 and $202,666 as of December 31, 2006, and 2005, respectively. The tax loss carry forwards are available to offset future taxable income with the federal and state carry forwards beginning to expire in 2019.

In 2006, net deferred tax assets decreased $57,283 primarily due to the use of loss carryforwards in the 2006. The realization of the tax benefits are subject to the sufficiency of taxable income in future years. The combined deferred tax assets represent the amounts expected to be realized before expiration.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. As a result of this analysis of all available evidence, both positive and negative, the Company concluded that it is more-likely-than-not that its net deferred tax assets will ultimately be recovered and, accordingly, no valuation allowance was recorded as of December 31, 2006.

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 35% is as follows:

	Twelve Months Ended Dec 31,
	2006	2005
Expected income tax (benefit) at statutory rate of 35%	$42,557	$19,191
State and local tax (benefit), net of federal	12,814	(7,756)

Other:
Meals & Entertainment	298	6,797
Other	0	0
Income tax expense	$55,669	$18,232

Note 5. Commitments and Contingencies

The Company leases its office facility on a month-to-month basis and has no other lease arrangements. The office facility lease includes a five-month notification clause to the landlord if the Company intends to vacate the property. On September 5, 2007, the Company notified the landlord that it will be vacating the property on or before January 31, 2008. Rent expense under the facility lease arrangements totaled $69,437 and $53,980 for the years ended December 31, 2006 and 2005, respectively.

Note 6 - Related Party Transaction and Arrangements

Eisenberg Holdings, LLC (“EHI”)

EHI was established on September 22, 2003, and is presently owned 40% by Jeffrey Eisenberg, the CEO of the Company, 40% by Bryan Eisenberg, the Executive Vice President of the Company (both collectively, the “Eisenbergs”), and 10% by Esther Eisenberg. As of December 31, 2006, EHI held 3,965,609 Common Shares of the Company that equates to an 82.6% basic, and 79.2% fully diluted ownership in the Company. EHI operates as a holding company for the Eisenberg’s investment portfolio as well as an operating entity for individual speaking and other publishing activities of the Eisenbergs. Along with the release of the Eisenbergs book, “Waiting for your Cat to Bark?” in 2006, and “Call to Action” in 2005, the Company has recorded a non-recurring publishing and book promotion expense, net of book sales in the amount of $40,038 and $76,378 in other (income) expense for the years ended December 31, 2006, and 2005, respectively.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fintech Group LLC. (“FTG”)

Pursuant to a service agreement dated 2/1/2005 (“Consulting Agreement”), as amended on April 26, 2006 (“Addendum I”), the Company entered into a financial services consulting agreement with FTG that included the payment of $5,000 per month for tax, accounting and other financial services and certain travel related expenses. FTG is owned by the chief financial officer of the Company. The Addendum I agreement cannot be terminated for the first year and then may be terminated by the Company or FTG with ninety days (90) notice. As of December 31, 2006, FTG was also the beneficial owner of 18,929 shares of the Company’s Common Stock. For the years ended December 31, 2006 and 2005, under this agreement the Company paid $58,950, and $53,150 respectively. As part of the closing conditions of the Reverse Merge described in Note 7, the Company will have terminated the Consulting Agreement.

Future Now Capital Markets Group, Inc.(“FNCMGI”)

Pursuant to a strategic advisory agreement (“Structuring Agreement”) dated April 26, 2006, as amended on November 24, 2006, the Company entered into a consulting and financial structuring agreement with FNCMGI that included the payment of $5,000 per month for general investment banking services as part of the Company’s capital markets efforts. FNCMGI is 50% owned by the chief financial officer and 50% owned by Eisenberg Holdings, LLC. On May 1, 2007, the agreement was extended by the Company for an additional year. For the years ended December 31, 2006 and 2005, the Company paid $51,150, and $47,800, respectively, under this agreement. As part of the closing conditions of the Reverse Merge described in Note 7, the Company will terminate the Structuring Agreement.

FNCMGI also held a non-exclusive license (“License Agreement”) to the Company’s MAP Tools. The License Agreement was signed between FNCMGI and IPLG on February 1, 2005, and amended on June 30, 2007 (“Amendment”). Upon the initial execution of the License Agreement FNCMGI paid $50,000 for the license rights. For the period ended December 31, 2006, the Company has been accreting into income the license fee over the life of the license (seven years). In connection with the Amendment, FNI has the right to terminate the Licensing Agreement and repay the $50,000 initially paid by FNCMGI. As part of the closing conditions of the Reverse Merge described in Note 7, the Company will have terminated the Licensing Agreement.

Note 7. Subsequent Events

Private Placement

In the first quarter of 2007, pursuant to an investment subscription agreement and closing documents (the “Offering”), the Company sold $675,000 in face value of 10.5% convertible promissory notes (the “Notes”), convertible into shares of the Company’s common stock. To assist with the Offering, the Company engaged Southridge Investment Group LLC (“SIG”), a registered NASD member firm. The placement fees paid to SIG amounted to $58,500. Each $50,000 in Notes included the issuance of seven year warrants to purchase 16,000 shares of the Company’s Common Stock, or like security issued in a qualified financing or acquisition, at an exercise price of $0.75 per share. The Notes shall be redeemed at the earlier of either (i) repayment from the sales escrow redemption feature (the “Redemption Feature”) or; (ii) three years from the date of issuance or; (iii) a financing transaction of at least $2,500,000 (the “Qualified Financing”), or (iv) the closing of a material acquisition of the Company, whether by merger, recapitalization, sale of assets or other similar material transaction (an “Acquisition”). At the Note holder’s option, all, or a portion of, the principal and accrued interest on the Notes may be converted into shares of the Company’s Common Stock along with a Qualified Financing or Acquisition. The number of shares into which the Notes are convertible into will equal the quotient of the converted principal and interest divided by the lower of; (i) the price per share issued in a Qualified Financing or Acquisition, at a 20% discount, or (ii) $3.25. If the holder elects the conversion option the minimum number of shares each Unit will convert into is 15,385 shares of the Company’s Common Stock. As additional protection against repayment of the Notes, under the Redemption Feature, the Company will escrow three and one-half (3.5%) of its gross revenues in a separate bank account and pay-down the Notes, on a semi-annual basis, until such a time that the total principal has been repaid. Unless the Notes are fully paid off, the first payment under the Redemption Feature will be due within thirty (“30”) days of the 1st anniversary of the Notes and then on a semi-annual basis thereafter. The Offering was closed as of August 15, 2007.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Adoption of Stock Option Plan

On July 18, 2007, through written consent in lieu of a special meeting of the stockholders and the Board of Directors (the “Board”) of the Company, the 2007 stock incentive plan was adopted (the “Plan”). The Plan provides a maximum number of the Company’s common stock that may be issued there under, which amount shall be equal to no more than 20% of the outstanding common stock of the Company, determined on the first trading day of each fiscal year; and in the event of a merger or consolidation of the Company with another entity, the Board shall take all appropriate measures to ensure that the Plan shall be retained, recognized and implemented by the surviving corporation. Any stock or options granted under the plan shall be converted into stock of, or options to purchase stock of the surviving corporation. On July 18, 2007, the Board granted 577,000 options under the Plan to key employees and affiliated personnel (both, the “Grantees”). The options granted had an exercise price of $0.45 and were immediately vested. Effective as of August 23, 2007, the Grantees further agreed in writing that the exercise price would reset to the price of the stock on the day the above Reverse Merger was completed. As consideration for this adjustment, the Company will grant the Grantees additional options that represent 25% of the Grantees original option grants with the same terms and conditions.

Alkemi International Pty Ltd Investment & Limited Term Licensing Agreement

On June 13, 2007, the Company entered in a licensing agreement, a shareholders agreement and a call option deed (all collectively, the “AIPL Agreements”) with Alkemi International Pty Ltd (“AIPL”). Under the AIPL Agreements, AIPL received a limited term exclusive licensing agreement (17 months) to resell and deliver the intellectual property of the Company in the Australian and New Zealand Territories and the Company would have a right to covert any monies owed per the Agreements from AIPL to ownership position in AIPL. On July 23, 2007, the Company delivered to AIPL notice to issue shares that totaled the outstanding balance due from AIPL as of June 13, 2007 to equity in AIPL (then amount was $84,000). A valuation opinion was obtained whereby the value of AIPL was set at $959,300 AUD (exchange rate 1.18619 or US$808,724) and as such the Company received an amount equal to $97,268 AUD or 159,897 shares of AIPL. The Company’s will continue to accrue monies owed from AIPL until a total of US$62,629 is due from AIPL. At such a time the amount will automatically be converted into additional shares of AIPL and the total ownership percentage at that time of AIPL by the Company will equal 15% of AIPL. Payments to the Company will then commence based upon the licensing agreement. The original agreement with AIPL began in 2004. Outstanding accounts receivable at December 31, 2006 and 2005 was $62,000 and $14,000, respectively. As of the date of this report the December 31, 2006 balance has been converted along with the additional fee accruals through May 31, 2007.

FUTURE NOW, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Letter of Intent for Reverse Merger Transaction

On May 11, 2007, the Company entered into a non-binding letter of intent (“LOI”) with Reperio Exploration, Inc (“RPEX”). RPEX is a publicly traded company on the over-the-counter bulletin board under the symbol RPEX.OB. Among other things provided for in the LOI, all the shareholders of the Company will exchange their shares of the Company’s common stock for a proportional amount of shares of RPEX (“Reverse Merger”). As part of the closing conditions of the Reverse Merge, RPEX will have at least $1,000,000 in cash from a financing that will close concurrently with the close of the Reverse Merger. Following the Reverse Merger, the Company’s present board of directors will take over as the board of RPEX and the present shareholders of the Company will constitute a majority of the voting stock of RPEX.

Unaudited Consolidated Financial Statements

Future Now, Inc. and Subsidiary
(expressed in US Dollars)
September 30, 2007

FUTURE NOW, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2007
(UNAUDITED)

Sept. 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$570,042
Accounts receivable, net	291,081
Note receivable	4,250
Income tax receivable	15,000
Total Current Assets	880,373

Other assets	174,121
Deferred tax asset	28,349
Total Assets	$1,082,843

LIABILIATIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$170,420
Deferred revenue	12,511
Income tax payable	2,512
Total Current Liabilities	185,443

Deferred licensing fees	36,905
Convertible debentures, net of discount	568,174
TOTAL LIABILITIES	790,522

Stockholders’ Equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued and outstanding	-
Subscription receivable	(800)
Common stock, $.001 par value, 10,000,000 shares authorized, 4,800,000 shares issued and outstanding	4,800
Additional paid-in capital	731,180
Retained earnings	(442,859)
Total Stockholders’ Equity	292,321
Total Liabilities And Stockholders’ Equity	$1,082,843

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH ENDED SEPTEMBER 30, 2007 & 2006
(UNAUDITED)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006

Total Revenues	$1,745,927	1,317,547

Cost of Revenues	710,458	477,944
Gross Profit	1,035,468	839,603

Operating expenses:
Marketing and sales	91,048	2,653
Stock Based Compensation	381,225	0
General and administrative	1,075,168	481,506

Total operating expenses	1,547,441	484,159

Net operating income (loss)	(511,973)	355,444

Other (income) expenses
Interest (income) expense	36,682	(3,380)
Depreciation and amortization	4,915	0
Other (income) expense	(35,326)	1,525
Publishing and book promotion (net of revenues)	2,883	38,564
Total other (income) expenses	9,153	36,709

Income (loss) before taxes	(521,127)	318,734
Income tax	1,492	31,373

Net Income (loss)	$(522,619)	$287,361

See accompanying notes to unaudited consolidated financial statements.

FUTURE NOW, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED)

	Preferred Stock		Common				Retained	Stockholders’
	Shares	Par Value	Shares	Par Value	Paid-In Capital	Sub Rec’b	Earnings (Deficit)	Equity (Deficit)
Balance, December 31, 2006	0	$-	4,800,000	$4,800	$218,114	$(800)	$79,759	$301,873

Net Income for Period							(522,619)	(522,618)
Issuance of Stock Options					381,225			381,225
Issuance of Placement Agent Warrants					18,731			18,731
Issuance of Warrants with Convertible Debt					113,110			113,110
Balance, September 30, 2007	0	$-	4,800,000	$4,800	$731,180	$(800)	$(442,859)	$292,321

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 & 2006
(UNAUDITED)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(522,619)	$287,361
Adjustments to reconcile net income (loss) to cash used in operating activities:
Provision for doubtful accounts	27,500	-
Amortization of debt discount	6,284	-
Amortization of deferred offering costs	4,915	-
Issuance of stock option	381,225	-

Change in operating assets and liabilities:
Accounts receivable	(214,581)	(67,057)
Other assets	(165,547)	(280)
Income tax receivables/payable	765	1,747
Accounts payable and accrued expenses	119,931	(203,017)
Deferred revenue	0	1,300
Security deposit	(2,694)	(766)
Net cash provided by (used in) operating activities	$(364,822)	$12,218

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from (issuance of) note receivable	(4,250)	7,100
Net cash provided by (used in) investing activities	$(4,250)	$7,100

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	675,000
Net cash provided by financing activities	$675,000	$-

NET INCREASE IN CASH AND CASH EQUIVALENTS	307,112	19,318

CASH AND CASH EQUIVALENTS at beginning of period	264,113	311,967
CASH AND CASH EQUIVALENTS at end of period	$570,042	$331,285

Supplemental disclosure of cash flow information
Cash paid for:
Interest	10,200	0
Income Taxes	550	18,040

See accompanying notes to audited consolidated financial statements.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company and Nature of Business

Future Now, Inc. (the “Company”), formed in 1997, is a widely recognized authority on optimizing online conversion rates, converting more online traffic into leads, subscriptions and sales. The Company’s proprietary Persuasion Architecture framework and supporting software suite (collectively, referred to as “MAP Tools”) provides clients “blueprints” to plan, measure and improve their online sales and marketing efforts. The Company believes that its MAP Tools represents the only truly accountable solution to three multi-billion dollar problems;

1.	Low customer conversion rates;

2.	High costs of customer acquisition; and

3.	Poor customer retention rates.

Through a rights contribution, technical cooperation and non-compete agreement (the “Rights Agreement”) dated as of October 3, 2003, the Company contributed its MAP Tools to its then majority owned subsidiary, Intellectual Property Licensing Group, Inc. (“IPLG”) (formerly, Persuasion Architecture, Inc.) in return for 3,250,000 shares of IPLG. Through the Rights Agreement, the Company assigned and transferred to IPLG all right, title and interest in any patent rights. Technology, improvement patent and all intellectual property rights related to MAP Tools (all collectively, “Intellectual Property”). The Company intends to maintain all its Intellectual Property in IPLG and licensing and perform training such through IPLG.

On December 29, 2006, the Company completed a share exchange (the “Share Exchange’) with IPLG whereby an additional 800,000 of the Company’s Common Stock was issued and allocated proportionately to the then existing shareholders of IPLG. As a result of the transaction, IPLG became a 100% owned subsidiary. IPLG holds the intellectual property rights to MAP Tools as well as will hold further intellectual property improvements and new developments. It is the intention of the Company to handle all its licensing related activities out of IPLG. As a result of the Share Exchange the Company re-classed the minority interest of $219,919 recorded on its balance sheet as of December 31, 2005 to paid in capital.

On October 30, 2007, the Company and all its shareholders entered into a share exchange agreement (“Share Exchange” or “Reverse Merger” with Future Now Group, Inc. (“FNGI”), a Nevada corporation and publicly trade company on the overt-the-counter bulletin board, trading under the symbol, “FUTR.” In accordance with the closing of the Share Exchange agreement, FNGI issued 50,394,191 common shares to the shareholders of the Company, in exchange for the acquisition, by FNGI, of all of the 5,448,021 (including escrowed shares) issued and outstanding common shares of the Company, on the basis of 9.25 common shares ofoFNGI for every one common share of the Company.

FNGI had 71,242,191 common shares issued and outstanding as of October 30, 2007 as a result of the issuance of 50,394,191 common shares in connection with the closing of the share exchange agreement and the concurrent cancellation of 32,000,000 common shares owned by former directors of our company. As of the closing date, the former shareholders of the Company held approximately 70.74% of the issued and outstanding common shares of FNGI. The issuance of the 50,394,191 common shares to the shareholders of the Company was deemed to be a reverse acquisition for accounting purposes. As a result of the Share Exchange of the Company’s stock in exchange for FNGI’s stock, the Company became a wholly-owned subsidiary of our Company.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The consolidated financial statements of the Company have been prepared using accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Future Now, Inc. and its wholly owned subsidiary IPLG. All inter-company balances and transactions have been eliminated in the consolidated financial statements.

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, short-term marketable securities, long-term investments and trade accounts receivable. Although the Company deposits its cash with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

Revenue Recognition

The Company derives its revenue from the sale of products and services that it classifies into the following three categories: (1) professional services; including, custom & packaged consulting; (2) licensing, and (3) training and product sales. The Company has traditionally sold its services, products and licenses through customer referrals. The Company utilizes written contracts as the means to establish the terms and conditions upon which its products and services are sold to customers.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and related interpretations, SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 — Revenue Recognition. For arrangements outside the scope of SOP 97-2, the Company evaluates if multiple elements can be accounted for separately in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables.

Professional Service Revenues - Custom and Packaged Consulting Revenues

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and Statement of Position (“SOP”) 97-2, Software Revenue Recognition. The Company recognizes revenue when all of the following conditions are met:

•	there is persuasive evidence of an arrangement;

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

•	the service has been provided to the customer;

•	the collection of the fees is reasonably assured; and

•	the amount of fees to be paid by the customer is fixed or determinable.

The Company recognizes revenue resulting from professional services sold with licensing offerings (generally considered to be at the time of, or within 45 days of, sale of the licensing offering) over the term of the related professional services contract as these services are considered to be inseparable from the licensing service, and the Company has not yet established objective and reliable evidence of fair value for the undelivered element. Since the Company cannot allocate a fair value to the various elements of its contracts based on vendor-specific objective evidence, the Company recognizes revenue in accordance with contract accounting under the percentage-of-completion method. The professional service component of the monthly payment project are recognized as the services are performed. The Company recognizes revenues resulting from professional services sold separately from the licensing services as those professional services are performed.

Licensing and Training Revenues

The Company derives its licensing revenue from selling software and methodology licenses to customers. The Company does not provide custom software development services or create tailored products to sell to specific customers. The software licenses are sold with certain post-contract services, installation and training. As such, the combination of these products and services represent a “multiple-element” arrangement for revenue recognition purposes. Since the Company cannot allocate a fair value to the various elements of its contracts based on vendor-specific objective evidence, the Company recognizes revenue in accordance with contract accounting under the percentage-of-completion method.

Product and Content Sales

The Company derives its product and content revenue from book and Internet downloadable product sales. Such sales are recognized at the point of sale.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are comprised of money market funds. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable

The Company’s accounts receivable are derived from a large number of direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary. At September 30, 2007 the allowance for potential credit losses was $35,000. The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenues

Deferred revenues consist of billings or payments received in advance of revenue recognition for the Company’s professional services, licensing and training services described above and the Company recognizes them as revenue only when the revenue recognition criteria are met.

Software Development Costs

Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. The Company determines technological feasibility when a working model has been completed. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, until the product is available for general release. The Company has not capitalized any software development costs because technological feasibility has not been established for software being developed during the nine months ending September 30, 2007 and 2006.

Cost of Revenues

The Company’s cost of revenues primarily consists of personnel associated with the Company’s professional services as well as network operations.

Income Taxes

The Company provides for income taxes using the asset and liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credit and loss carry-forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of sufficient future taxable income during the period in which the deferred tax assets are recoverable. Management assesses the likelihood that the deferred tax assets will be recovered from future taxable income and whether a valuation allowance is required to reflect any uncertainty. Management has determined that no such valuation allowance was necessary as of September 30, 2007. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carry-forwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced. Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Derivative Liabilities

In order to determine whether the Company had a derivative liability the Company reviewed Emerging Issues Task Force (“EITF’) - EITF 05-02, “The Meaning of Convertible Debt Instrument in Issue No. 00-19”.

Pursuant to the terms of the convertible debt and the detachable warrants issued, management determined that the warrants do not qualify as equity instruments under the provisions of EITF No. 00-19, Accounting for Derivative Financial Instruments Index to, and Potentially Settled in, a Company’s Own Stock, and, therefore, should also be accounted for as derivatives under the provisions of SFAS No. 133.

As such, effective with the issuance of the convertible debt, the fair value of all non-employee options and warrants are accounted for as derivative liabilities under the provisions of SFAS No. 133. Changes in the fair value of the non-employee options and warrants will be recorded through earnings at each subsequent reporting period, so long as they continue to not qualify for equity classification. Non-employee options and warrants that are ultimately settled in common stock will be re-measured prior to settlement then reclassified to stockholders’ equity; however, any gains or losses previously recognized on those instruments will remain in earnings during the periods in which they were recognized.

Stock Based Compensation

The Company accounts for stock and stock options issued for services and compensation by employees under SFAS 123 (R). For non-employees, the fair market value of the Company’s stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the options issued under the Black-Scholes Pricing Model. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).

Future Accounting Requirements

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN No. 48 will be effective for the Company beginning January 1, 2007. The Company is in the process of determining the effect, if any, the adoption of FIN No. 48 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS No. 157”), Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and requires additional disclosures about fair value measurements. The accounting provisions of SFAS No. 157 will be effective for the Company beginning January 1, 2008. The Company is in the process of determining the effect, if any, the adoption of SFAS No. 157 will have on its financial statements.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB No. 108 requires companies to quantify misstatements using both the balance sheet and income statement approaches to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the initial adoption is determined to be material, SAB No. 108 allows companies to record that effect as a cumulative effect adjustment to beginning-of-year retained earnings. The accounting provisions of SAB No. 108 became effective for the Company as of the end of its 2006 fiscal year. There was no impact to the Company’s financial statements as a result of the adoption of SAB No. 108.

Note 3. Stockholders’ Equity

Common Stock

The Company is authorized to issue up to 10,000,000 shares of common stock and 5,000,000 shares of preferred stock both with par value of $0.001. The Company had 4,800,000, shares of common stock issued and outstanding as of September 30, 2007. As part of the Share Exchange the Company entered into an Escrow Agreement (the “Escrow Agreement”) with John Quarto-von Tivadar, its Chief Scientist whereby 209,216 shares of common stock were reserved for future issuance based upon certain annualized gross revenue achievements or a specified time period with the first time period of one year from the issuance date. As of September 30, 2007 no shares had been released under the Escrow Agreement.

Share Exchange Between the Company and IPLG

On December 29, 2006, the Company complete the Share Exchange with it’s majority-owned subsidiary, IPLG and all the existing shareholders of IPLG. As part of the Share Exchange the shareholders of IPLG received on a pro-rata basis a total of 800,000 shares of the Company’s Common Stock for 100% of their IPLG Common or Preferred Stock then outstanding. As a result IPLG became a 100% owned subsidiary of the Company. As part of the Share Exchange the Company also entered into the Escrow Agreement description above.

Issuance of Series A Preferred Stock of IPLG

Pursuant to a confidential private placement memorandum dated June 14, 2004 whereby IPLG offered up to 1,500,000 shares of its 7% Cumulative Series A Redeemable Preferred Stock (the “Series A Stock”) and warrants to purchase an additional 750,000 shares (the “Warrants”), IPLG sold one unit totaling $50,000 to an investor (the “Investor”). As part of the sale, IPLG issued 100,000 shares of Series A Stock and 50,000 Warrants to the Investor. The private placement closed on August 9, 2004. The warrants are exercisable for a period of five years from the Issuance Date at $1.00 per share. As part of the Share Exchange complete in 2006, the Company issued the Investor 25,210 shares of its Common Stock in exchange for the Investor Series A Stock and the retirement of the Warrants. During 2006, a dividend payment on the Series A Stock was made of $1,705.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Private Common Stock and Warrant Purchase Agreement

Pursuant to a private common stock and warrant purchase agreement dated as of February 23, 2004 by and between IPLG and iProspect, Inc. (“iProspect”), IPLG sold to iProspect 100,000 (“iProspect Shares”) of newly issued Common Stock and Warrants to purchase 500,000 additional shares of Common Stock with an exercise price of $1.00 per share, expiring six months from the date of issuance. In consideration for the Common Stock and Warrants, iProspect paid $25,000 in new consideration, $25,000 in monies owed the Company and contributed $150,000 of professional service to IPLG, the Company or its affiliates. Through an agreement (the “License Agreement”) with iProspect entered into February 21, 2003, the Company granted iProspect the right to license or sell MAP Tools. The License Agreement was amended in 2003, with an approval by iProspect of the Rights Agreement, payment of certain licensing and training fees by iProspect and included a perpetual licensing agreement (the “Perpetual Licensing Agreement”) whereby IPLG would not enter into an agreement with any other search engine optimization, positioning or marketing firm or any agency, advertising agency or organization engage in such activities what-so ever (“Exclusivity Provision”). An amendment to the Perpetual Licensing Agreement dated February 23, 2004, was entered into whereby for the release of the Exclusivity Clause other than a few specifically identity companies, IPLG agreed to a reduction in the licensing, support and training fees (the “Amendment Agreement”). Pursuant to a quitclaim and renunciation of interest agreement made effective December 29, 2006, between iProspect, IPLG and the Company, the Amended Agreement was terminated, the iProspect Shares were returned to IPLG, IPLG agreed to terminate any further payments due, and as allowed iProspect to retain a royalty free, irrevocable, non-transferable and non-exclusive right to practice the CAS Process and some minor additional training which has been completed.

Note 4. Stock Based Compensation

On July 18, 2007, through written consent in lieu of a special meeting of the stockholders and the Board of Directors (the “Board”) of the Company, the 2007 stock incentive plan was adopted (the “Plan”). The Plan provides a maximum number of the Company’s common stock that may be issued there under, which amount shall be equal to no more than 20% of the outstanding common stock of the Company, determined on the first trading day of each fiscal year; and in the event of a merger or consolidation of the Company with another entity, the Board shall take all appropriate measures to ensure that the Plan shall be retained, recognized and implemented by the surviving corporation. Any stock or options granted under the plan shall be converted into stock of, or options to purchase stock of the surviving corporation. On July 18, 2007, the Board granted 577,000 options under the Plan to key employees and affiliated personnel (both, the “Grantees”). The options granted had an exercise price of $0.45 and were immediately vested. On September 15, 2007, the Board granted an additional 238,750 options to Grantees. The options had an exercise price of $0.55 and were immediately vested. Through written agreements, the Grantees further agreed in writing that the exercise price would reset to the price of the stock on the day the above Reverse Merger was completed. As consideration for this adjustment, the Company will grant the Grantees additional options that represent 25% of the Grantees original option grants with the same terms and conditions upon the closing of the Reverse Merger. For the stock grants in the period the Company recorded compensation expense of $381,225.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the stock options granted were $381,225. Each stock option award is estimated as of the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility has been estimated based on volatilities of peer companies. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following weighted average assumptions were used in the fair market value calculation:

Expected volatility 200%

Expected dividends --

Expected term 5 years

Risk-Free interest rate 4.25%

Option activity under all of the stock option plans is summarized as follows:

	2007
	Shares	Weighted-Average Exercise Price
Outstanding at beginning of year	0
Granted	815,750	$0.49
Exercised	-
Forfeited	-
Outstanding at end of period	815,750

Options exercisable at September 30, 2007	815,750
Shares available for future grant	186,233
Weighted-average fair value of options granted during period at the shares’ fair value	$0.49

Note 5. Other Assets

Alkemi International Pty Ltd Investment & Limited Term Licensing Agreement

On June 13, 2007, the Company entered in a licensing agreement, a shareholders agreement and a call option deed (all collectively, the “AIPL Agreements”) with Alkemi International Pty Ltd (“AIPL”). Under the AIPL Agreements, AIPL received a limited term exclusive licensing agreement (17 months) to resell and deliver the intellectual property of the Company in the Australian and New Zealand Territories and the Company would have a right to covert any monies owed per the Agreements from AIPL to ownership position in AIPL. On July 23, 2007, the Company delivered to AIPL notice to issue shares that totaled the outstanding balance due from AIPL as of June 13, 2007 to equity in AIPL (then amount was $84,000). A valuation opinion was obtained whereby the value of AIPL was set at $959,300 AUD (exchange rate 1.18619 or US$808,724) and as such the Company received an amount equal to $97,268 AUD or 159,897 shares of AIPL. The Company’s will continue to accrue monies owed from AIPL until a total of US$62,629 is due from AIPL. At such a time the amount will automatically be converted into additional shares of AIPL and the total ownership percentage at that time of AIPL by the Company will equal 15% of AIPL. Payments to the Company will then commence based upon the licensing agreement. The original agreement with AIPL began in 2004. As of September 30, 2007, the Company had converted $82,000 dollars of monies owed from AIPL into AIPL common stock and reflected such on the balance sheet as an other asset.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Convertible Debentures

Convertible Debentures with Warrants

In the first quarter of 2007, pursuant to an investment subscription agreement and closing documents (the “Offering”), the Company sold $675,000 in face value of 10.5% convertible promissory notes (the “Notes”), convertible into shares of the Company’s common stock. To assist with the Offering, the Company engaged Southridge Investment Group LLC (“SIG”), a registered NASD member firm. The placement fees paid to SIG amounted to $58,500. Each $50,000 in Notes included the issuance of seven year warrants to purchase 16,000 shares of the Company’s Common Stock, or like security issued in a qualified financing or acquisition, at an exercise price of $0.75 per share. The Notes shall be redeemed at the earlier of either (i) repayment from the sales escrow redemption feature (the “Redemption Feature”) or; (ii) three years from the date of issuance or; (iii) a financing transaction of at least $2,500,000 (the “Qualified Financing”), or (iv) the closing of a material acquisition of the Company, whether by merger, recapitalization, sale of assets or other similar material transaction (an “Acquisition”). At the Note holder’s option, all, or a portion of, the principal and accrued interest on the Notes may be converted into shares of the Company’s Common Stock along with a Qualified Financing or Acquisition. The number of shares into which the Notes are convertible into will equal the quotient of the converted principal and interest divided by the lower of; (i) the price per share issued in a Qualified Financing or Acquisition, at a 20% discount, or (ii) $3.25. If the holder elects the conversion option the minimum number of shares each Unit will convert into is 15,385 shares of the Company’s Common Stock. As additional protection against repayment of the Notes, under the Redemption Feature, the Company will escrow three and one-half (3.5%) of its gross revenues in a separate bank account and pay-down the Notes, on a semi-annual basis, until such a time that the total principal has been repaid (“Redemption Escrow”). Unless the Notes are fully paid off, the first payment under the Redemption Feature will be due within thirty (“30”) days of the 1st anniversary of the Notes and then on a semi-annual basis thereafter. The Offering was closed as of August 15, 2007.

The Company has calculated an amount of $39,883 is due under the Redemption Escrow provision as of the period ended September 30, 2007. No entry has been reflected in the consolidated financial statements for THE amounts owed as the cash balance is currently sufficient to cover such.

These Notes were issued with warrants having expiration dates seven-years from issuance. The investors were granted an aggregate 216,000 warrants to purchase shares of the Company’s common stock at an exercise price of $0.75 per share. As part of this the Company recorded a debt discount on its books for $113,110. Amortization of the debt discount for the period ended September 30, 2007 was $6,284. As part of the Offering the Company also issued 34,366placement agent warrants to SIG having an expiration date five years from issuance. The placement agent warrants have an exercise price of $0.75. The Company reflected a deferred offer cost of $18,731 on its balance sheet. The Company also deferred $69,731 in cash expenditures as deferred offering costs. The deferred offering cost will be amortized over the life of the convertible notes.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Income Taxes

The Company has not adjusted it income taxes based upon the losses for the current year. Reference should be made to the Audited Financial Statements for the periods Decemeber 31, 2006 and 2005 for further information.

Note 7. Commitments and Contingencies

The Company leases its office facility on a month-to-month basis and has no other lease arrangements. The office facility lease includes a five-month notification clause to the landlord if the Company intends to vacate the property. On September 5, 2007, the Company notified the landlord that it will be vacating the property on or before January 31, 2008. Rent expense under the facility lease arrangements totaled $69,437 and $53,980 for the years ended December 31, 2006 and 2005, respectively.

Note 8 - Related Party Transaction and Arrangements

Eisenberg Holdings, LLC (“EHI”)

EHI was established on September 22, 2003, and is presently owned 40% by Jeffrey Eisenberg, the CEO of the Company, 40% by Bryan Eisenberg, the Executive Vice President of the Company (both collectively, the “Eisenbergs”), and 10% by Esther Eisenberg. As of September 30, 2007, EHI held 3,965,609 Common Shares of the Company that equates to an 82.6% basic, and 79.2% fully diluted ownership in the Company. EHI operates as a holding company for the Eisenberg’s investment portfolio as well as an operating entity for individual speaking and other publishing activities of the Eisenbergs.

Fintech Group LLC. (“FTG”)

Pursuant to a service agreement dated 2/1/2005 (“Consulting Agreement”), as amended on April 26, 2006 (“Addendum I”), the Company entered into a financial services consulting agreement with FTG that included the payment of $5,000 per month for tax, accounting and other financial services and certain travel related expenses. FTG is owned by the chief financial officer of the Company. The Addendum I agreement cannot be terminated for the first year and then may be terminated by the Company or FTG with ninety days (90) notice. As of September 30, 2007, FTG was also the beneficial owner of 18,929 shares of the Company’s Common Stock. For the nine months ended September 30, 2007, under this agreement the Company paid $45,000.

Future Now Capital Markets Group, Inc.(“FNCMGI”)

Pursuant to a strategic advisory agreement (“Structuring Agreement”) dated April 26, 2006, as amended on November 24, 2006, the Company entered into a consulting and financial structuring agreement with FNCMGI that included the payment of $5,000 per month for general investment banking services as part of the Company’s capital markets efforts. FNCMGI is 50% owned by the chief financial officer and 50% owned by Eisenberg Holdings, LLC. On May 1, 2007, the agreement was extended by the Company for an additional year. For the nine months ended September 30, 2007 the Company paid $45,000, under this agreement.

FUTURE NOW, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FNCMGI also held a non-exclusive license (“License Agreement”) to the Company’s MAP Tools. The License Agreement was signed between FNCMGI and IPLG on February 1, 2005, and amended on June 30, 2007 (“Amendment”). Upon the initial execution of the License Agreement FNCMGI paid $50,000 for the license rights. For the period ended September 30, 2007, the Company has continued to accrete into income the license fee over the life of the license (seven years). In connection with the Amendment, FNI has the right to terminate the Licensing Agreement and repay the $50,000 initially paid by FNCMGI. As part of the closing conditions of the Reverse Merge described in Note 7, the Company will terminate the Licensing Agreement through repayment of the original fee.

Note 9. Subsequent Events

Option, Warrant Exercises and Note Conversion

On October 22, 2007, two Grantees exercise their stock options to purchase 255,556 shares of common stock of the Company. As part of this exercise, the company received $120,000 worth of additional capital. Also related to the exercise, William Schloth, the Company’s Chief Financial Officer, and Howard Kaplan, the Company’s Chief Operating Officer, executed promissory notes in the amount of $75,000 and $25,000, respectively.

During October 2007, certain holders of the Company’s convertible debentures (the “Note Holders’), exercised the warrant certificates. The Note Holders received 120,000 common shares in the Company related to this exercised and the Company received $90,000 in additional capital. During this same period, one Note Holder converted his complete debenture in the amount of $200,000 in principal and $3,284 in accrued interest. Along with debenture conversion the Note Holder received 62,549 shares of Common Stock of the Company.

Reverse Merger and New Financing

On October 30, 2006, the Company completed a reverse merger transaction (the “Reverse Merger”) with Future Now Group, Inc.(“FNGI”), a publicly traded company listed on the over-the-counter bulletin board market under the symbol “FUTR”). In accordance with the closing of the Reverse Merger, FNGI issued 50,394,190 common shares to the shareholders, in exchange for the acquisition of all of the 5,448,021 issued and outstanding common shares of Future Now, on the basis of 9.25 common shares of FNGI for every one common share of the Company’s stock. As a result of the exchange of the Company’s stock in exchange for FNGI’s stock, the Company became a wholly-owned subsidiary of FNGI and existing management of the Company took control of all operations of FNGI and the Board of Directors. Mr. Gordon Samson, the former President of FNGI resigned, and a new Board was elected which consists of Jeffrey and Bryan Eisenberg, and William Schloth.

In connection with the Reverse Merger, FNGI also entered into a Convertible Note Agreement, Securities Purchase Agreement, two Warrant Agreements, Pledge and Security Agreement (all collectively, the “Financing Agreements’) with a private equity firm (“Investor”). The Financing Agreements provide for the offering by the FNGI to the Investor of $2,000,000 (the “Financing’) in a 11% Secured Convertible Note (the “Note”) having a maturity date which is on the second anniversary of the Closing date. Interest on the Note was prepaid. The Company also issued five-year stock purchase warrants (the “Warrants”) to the Investor to acquire Common Stock of the Company at exercise prices of $0.35 and $0.50.

FUTURE NOW GROUP, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On October 30, 2007, Future Now Group, Inc.(“FNGI”) entered into a share exchange (“Share Exchange”) agreement with Future Now, Inc. (“Future Now”) and the shareholders of Future Now. The closing of the transactions contemplated in the Share Exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Future Now occurred on October 30, 2007. In accordance with the closing of the share exchange agreement, FNGI issued 50,394,191 common shares to the shareholders of Future Now, in exchange for the acquisition by FNGI, of all of the 5,448,021 issued and outstanding common shares of Future Now, on the basis of 9.25 common shares of FNGI for every one common share of Future Now.

In connection with the Share Exchange, FNGI entered into a Convertible Note Agreement, Securities Purchase Agreement, two Warrant Agreements, Pledge and Security Agreement (all collectively, the “Financing Agreements”), by and among FNGI, and one purchaser named therein (the “Purchaser”). The Financing Agreements provide for the offering by FNGI to the Purchaser of $2,000,000 (the “Financing’) in a 11% Secured Convertible Note (the “Note”) having a maturity date which is on the second anniversary of the Closing date and stock purchase warrants.

The following unaudited pro forma condensed financial statements of Future Now Group, Inc. (the “Company”) have been prepared to indicate how the financial statements of the Company might have looked if the Reverse Merger with Future Now, Inc. (“Future Now”) and transactions related to that Reverse Merger had occurred as of the period ended September 30, 2007.

The pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and Future Now for the period ended September 30, 2007.

The proforma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and Future Now. The proforma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Reverse Merger been in effect during the periods presented, or of financial condition of results of operations that may be reported in the future.

FUTURE NOW GROUP, INC. and SUBSIDIARY
UNAUDTIED PRO FORMA CONDENSED BALANCE SHEET
SEPTEMBER 30, 2007
	Historical		Proforma
	Future Now,	Future Now
	Inc.	Group, Inc	Adjustments	Notes		Combined
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$570,042	$25,851	$1,450,000	(b	)	$2,045,893
Accounts receivable, net	291,081	0	0			291,081
Note receivable	4,250	0	0			4,250
Income tax receivable	15,000	0	0			15,000
Prepaids and Other Assets	0	11,935	440,000	(b	)	451,935
TOTAL CURRENT ASSETS	880,373	37,786	1,890,000			2,808,159

Other assets	174,121	0	418,315	(b	)	592,436
Deferred tax asset	28,349	0	0			28,349

TOTAL ASSETS	$1,082,843	$37,786	$2,308,315			$3,428,944

LIABILIATIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$170,420	$100	$-			$170,520
Deferred revenue	12,511	0	0			12,511
Income tax payable	2,512	0	0			2,512
Due to shareholders	0	20,000	0			20,000
TOTAL CURRENT LIABILITIES	185,443	20,100	0			205,543

Convertible debentures, net of debt discount	568,174		786,914	(b	)	1,355,088
Deferred licensing fees	36,905	0	0			36,905
TOTAL LIABILITIES	790,522	20,100	786,914			1,597,536

STOCKHOLDERS' EQUITY:
Preferred stock
Common stock		52,848	18,394	(a	)	71,242
Additional paid-in capital	735,180	90,552	1,503,007	(a)(b	)	2,328,739
Retained earnings	(442,859)	(125,714)	0			(568,573)
TOTAL STOCKHOLDERS' EQUITY	292,321	17,686	1,521,401			1,831,408
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,082,843	$37,786	$2,308,315			$3,428,944

(a) Issuance of 50,394,191 shares to Future Now, Inc. shareholders in consideration for Share Exchange and cancellation of 32,000,000 shares of the former directors of Future Now Group, Inc.
(b) In connection with the Share Exchange Future Now Group, Inc. closed on a $2,000,000 financing whereby 11% two year convertible debentures where issued with 100% warrant coverage.